UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2005, Bottomline Technologies (de), Inc. (the “Company”) acquired all of the outstanding capital stock of Visibillity, Inc. (“Visibillity”), a private company with operations in the United States, from the stockholders of Visibillity. The full text of the press release issued in connection with this acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K. The purchase consideration issued in connection with the acquisition was $11,500,000 in cash, which the Company paid from its existing cash balances on January 3, 2006.

Item 9.01.	Financial Statements and Exhibits.

(a)	(b)

Any required historical or pro forma financial statements will be filed with an amendment hereto within seventy-one (71) calendar days after the date that the initial current report on Form 8-K was required to be filed.

(c)	Not applicable.

(d)	Exhibits.

99.1 Press Release issued by the Company on January 4, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: January 5, 2006

By:  /s/  Kevin M. Donovan

        Kevin M. Donovan

        Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on January 4, 2006